UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: (Date of earliest event reported): March 24, 2023

Diamond Offshore Drilling, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-13926	76-0321760
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

15415 Katy Freeway

Houston, Texas 77094

(Address of principal executive offices, including Zip Code)

(281) 492-5300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	DO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into Material Definitive Agreement.

Amendment No. 1 to Term Loan Agreement

On March 24, 2023, Diamond Offshore Drilling, Inc. (the “Parent”), Diamond Foreign Asset Company (the “Borrower”) and the other guarantors party thereto entered into Amendment No. 1 to Term Loan Agreement (the “Term Loan Amendment”) with Wells Fargo Bank, National Association, as administrative agent (in such capacity, the “Term Loan Administrative Agent”), which amends the Term Loan Agreement, dated as of April 23, 2021, by and among the Parent, the Borrower, the lenders party thereto, the Term Loan Administrative Agent and the collateral agent party thereto (as so amended, the “Term Loan Agreement”).

Pursuant to the terms of the Term Loan Amendment, the parties agreed to replace the interest rate based on the London interbank offered rate (“LIBOR”) and related LIBOR-based mechanics applicable to borrowings under the Term Loan Agreement with an interest rate based on the secured overnight financing rate (“SOFR”) (including a customary spread adjustment) and related SOFR-based mechanics and make certain other conforming changes.

The foregoing description of the terms of the Term Loan Amendment and the Term Loan Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Term Loan Amendment (which includes the Term Loan Agreement as an annex). A copy of the Term Loan Amendment is filed as Exhibit 10.1 to this Form 8-K and incorporated by reference into this Item 1.01.

Amendment No. 1 to Revolving Credit Agreement

On March 24, 2023, the Parent, the Borrower and the other guarantors party thereto entered into Amendment No. 1 to Credit Agreement (the “Revolver Amendment”) with Wells Fargo Bank, National Association, as administrative agent (in such capacity, the “Revolver Administrative Agent”), which amends the Credit Agreement, dated April 23, 2021, by and among the Parent, the Borrower, the lenders and issuing lenders party thereto, the Revolver Administrative Agent and the collateral agent party thereto (as so amended, the “Revolving Credit Agreement”).

Pursuant to the terms of the Revolver Amendment, the parties agreed to replace the interest rate based on LIBOR and related LIBOR-based mechanics applicable to borrowings under the Revolving Credit Agreement with an interest rate based on SOFR (including a customary spread adjustment) and related SOFR-based mechanics and make certain other conforming changes.

The foregoing description of the terms of the Revolver Amendment and the Revolving Credit Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Revolver Amendment (which includes the Revolving Credit Agreement as an annex). A copy of the Revolver Amendment is filed as Exhibit 10.2 to this Form 8-K and incorporated by reference into this Item 1.01.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits.

Exhibit number	Description

10.1	Amendment No. 1 to Term Loan Agreement, dated as of March 24, 2023, by and among Diamond Offshore Drilling, Inc., Diamond Foreign Asset Company, the other guarantors party thereto and Wells Fargo Bank, National Association, as administrative agent.

10.2	Amendment No. 1 to Credit Agreement, dated as of March 24, 2023, by and among Diamond Offshore Drilling, Inc., Diamond Foreign Asset Company, the other guarantors party thereto and Wells Fargo Bank, National Association, as administrative agent.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 30, 2023	DIAMOND OFFSHORE DRILLING, INC.

	By:	/s/ David L. Roland
David L. Roland
Senior Vice President, General Counsel and Secretary

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